UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[x]   Soliciting Material Pursuant to Section 240.14a-12

                           SENTINEL GROUP FUNDS, INC.

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.)   Title of each class of securities to which transaction applies:

      2.)   Aggregate number of securities to which transaction applies:

      3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):

      4.)   Proposed maximum aggregate value of transaction:

      5.)   Total fee paid:

                                                        CONTROL NUMBER

August 22, 2005

                IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN THE
                                 SENTINEL FUNDS

Dear Shareholder:

As discussed in the prospectus/proxy statement that we previously mailed to you, a Special Meeting of Shareholders of certain Sentinel Funds is scheduled for September 6, 2005. At the time we sent this letter, our records indicated that we had not received your important voting instructions.

            PLEASE TAKE A MOMENT NOW TO PROVIDE VOTING INSTRUCTIONS.

The Proposals are as follows:

1(a).To approve the reorganization of the Bond Fund in accordance with the Plan of Reorganization and the transactions it contemplates, including an amendment to the Charter, as described in the Proxy Statement/Prospectus. (Bond Fund shareholders only)

1(b).To approve the reorganization of the Core Mid Cap Fund in accordance with the Plan of Reorganization and the transactions it contemplates, including an amendment to the Charter, as described in the Proxy Statement/Prospectus. (Core Mid Cap Fund shareholders only)

1(c).To approve the reorganization of the Growth Index Fund in accordance with the Plan of Reorganization and the transactions it contemplates, including an amendment to the Charter, as described in the Proxy Statement/Prospectus. (Growth Index Fund shareholders only)

SHOULD YOU HAVE ANY QUESTIONS REGARDING THE PROPOSAL, PLEASE CALL US TOLL-FREE AT 1-800-282-3863.

 PLEASE UTILIZE ONE OF THE OPTIONS BELOW TO PROVIDE VOTING INSTRUCTIONS TODAY.

1. BY TOUCH-TONE PHONE. You may provide voting instructions by telephone by calling 1-866-437-4715.

2. THROUGH THE INTERNET. You may provide voting instructions through the Internet at www.myproxyonline.com.

      YOU WILL NEED YOUR CONTROL NUMBER SHOWN ABOVE IN ORDER TO PROVIDE VOTING INSTRUCTIONS.

Again, please call us toll-free at 1-800-282-3863 if you have any questions regarding this matter. Representatives are available Monday through Friday from 8:00 to 5:00 Eastern Time to answer any questions you might have.

If you have already provided voting instructions, please disregard this notice and thank you for your participation.

Thank you for your assistance with this important matter.

Sincerely,


/s/ Thomas H. MacLeay
Thomas H. MacLeay
Chairman

InvestorConnect(TM)
Bridging the gap between Mutual Funds and their investors

                                                         SAMPLE CALL SCRIPT

Good (Morning, afternoon, evening) can I please speak with (Mr./Ms.) ____________? Hello my name is (Full Name) and I am calling on behalf of your current investment with the _________. I wanted to confirm that you have received the proxy material for the Special
Meeting of Shareholders scheduled to take place on Month, XX, 2005. Have you received the proxy information?

                   YES                                                                                         NO

Great. As a convenience to you, I can go       If you would like I can review the           Sorry to hear that. I can have another
ahead and record your voting instructions      meeting agenda with you right now and        package sent out to you.
over the phone if you would like.              would be happy to answer any questions
                                               you may have. Would you like to do so?       (Mr./Ms.)____________ To insure that
      YES                       NO                                                          we have your correct address, may I
                                                     YES                       NO           please have your city, state and zip
Your Board of Directors is recommending                                                     code.
a vote in favor, would you like to vote        REVIEW PROPOSAL
along with the recommendations of your                                                      Okay, thank you. You will receive the
board?                                                                                      material shortly.
                                                      DON'T KNOW THE PROPOSALS
      YES                       NO                                                          Once you receive the material you can
                                                    DON'T WISH TO VOTE TODAY...             contact us to answer any questions you
                        MANUAL VOTE ENTRY                                                   may have and also issue your vote right
                                               When you have a few moments, please          over the phone should you wish. If you
Thank you, I am recording your vote. For       review the proxy material and vote your      have a pen or pencil handy I'll leave
confirmation purposes, may I please have       shares by either contacting us directly      you our toll free number.
your city, state and zip code?                 toll-free at 1-800-555-1212 or by
                                               signing the proxy card enclosed with the     That number is 1-800-555-1212.
Thank you. You will receive a written          material.
confirmation of your voting instructions                                                    (Mr./Ms) ____________ Your vote is very
in the mail.                                                                                important and your time is greatly
                                                                                            appreciated. Thank you and have a nice
                                                                                            (morning, afternoon, evening).



THE ALTMAN GROUP, INC.
60 EAST 42ND STRREET                                                                                          CONFIDENTIAL MATERIAL
NEW YORK NY 10165